UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of report (Date of earliest event reported) April 26, 2005

CANARGO ENERGY CORPORATION

(Exact Name of Registrant as Specified in its Charter)

Delaware	001-32145	91-0881481

(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

CanArgo Energy Corporation P.O. Box 291, St. Peter Port Guernsey, British Isles		GY1 3RR

(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code (44) 1481 729 980

(Former Name or Former Address, if Changed Since Last Report)

The matters discussed in this Current Report on Form 8-K include forward looking statements, which are subject to various risks, uncertainties and other factors that could cause actual results to differ materially from the results anticipated in such forward looking statements. Such risks, uncertainties and other factors include the uncertainties inherent in oil and gas development and production activities, the effect of actions by third parties including government officials, fluctuations in world oil prices and other risks detailed in the Company’s Reports on Forms 10-K and 10-Q filed with the Securities and Exchange Commission. The forward-looking statements are intended to help shareholders and others assess the Company’s business prospects and should be considered together with all information available. They are made in reliance upon the safe harbor provisions of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. The Company cannot give assurance that the results will be attained.

Section 1—Registrant’s Business and Operations

Item 1.01. Entry into a Material Definitive Agreement

On April 26, 2005 CanArgo Energy Corporation, (“CanArgo”), signed a Promissory Note with Cornell Capital Partners, LP (“Cornell”) whereby Cornell agreed to advance CanArgo the sum of $15,000,000 (the “Promissory Note”). This amount and interest at a rate of 7.5% per annum, shall be payable either in cash or using the net proceeds of drawdowns under the Standby Equity Distribution Agreement dated 11 February 2004 (“SEDA”), within 270 calendar days from the date of the Promissory Note. If the Promissory Note is not repaid in full when due interest shall accrue on the outstanding principal owing at the rate of fourteen per cent (14%) per annum from the due date until payment. Pursuant to the terms of the Promissory Note, CanArgo shall escrow 25 requests for advances under the SEDA each in an amount not less than $600,000 and one advance of $305,136.99 together with 16,938,558 shares of CanArgo Common Stock. The escrow agent shall release such requests every 7 calendar days from May 2, 2005 provided CanArgo have not previously made a payment to Cornell in cash. Under the terms of a Letter Agreement between CanArgo and Cornell dated April 26, 2005, CanArgo shall have the option to cancel up to 5 of the escrowed advance notices during the life of the Promissory Note. CanArgo shall have the ability at its sole discretion upon 24 hours prior written notice to Cornell to repay all and any amounts due under the Promissory Note in immediately available funds and withdraw any advance notices yet to be effected.

The Promissory Note will become immediately due and payable upon the occurrence of any of the following:- (i) failure to pay the amount of any principal or interest when due under the Promissory Note; (ii) failure to satisfy any other obligation or requirement under the Promissory Note or the Irrevocable Transfer Agent Instructions; or (iii) any proceedings under any bankruptcy laws of the United States of America or under any insolvency, reorganization, receivership, readjustment of debt, dissolution, liquidation or any similar law or statute of any jurisdiction is filed by or against CanArgo for all or any part of its property. The proceeds of the advance from Cornell will be used by CanArgo to give additional flexibility in CanArgo’s development and appraisal program in Georgia.

A copy of the Promissory Note is attached hereto as Exhibit 10.1.

Section 7—Regulation FD

Item 7.01. Regulation FD Disclosure

CanArgo’s press release announcing the execution of the Promissory Note with Cornell is being furnished as Exhibit 99.1 attached hereto.

The information in this Item 7.01, including Exhibit 99.1 relating hereto, shall not be deemed “filed” for the purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that Section, and such information shall not be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Exchange Act, except as expressly set forth by specific reference in such a filing.

Section 9—Financial Statements and Exhibits

Item 9.01. Financial Statements and Exhibits

(c) Exhibits:

Exhibit No.	Exhibit Description

99.1	Press Release dated April 26, 2005 issued by CanArgo Energy Corporation.

10.1	Promissory Note between CanArgo Energy Corporation and Cornell Capital Partners, LP dated April 26, 2005

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

CANARGO ENERGY CORPORATION
Date: April 27, 2005	By:	/s/Liz Landles
Liz Landles, Corporate Secretary